UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) January 3, 2006

PHOTRONICS, INC.

(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 3, 2006, a restricted stock award of 4,000 shares was made to each of the Photronics, Inc.’s non-employee directors pursuant to the terms and conditions of Photronics, Inc.’s 1996 Stock Plan, as amended on March 13, 2003 (filed as Exhibit 10.13 to Photronics, Inc. Annual Report on Form 10-K for the year ended October 31, 2004); and the Form of Restricted Stock Award Agreement pursuant to the Photronics, Inc. 1996 Stock Plan, attached hereto as Exhibit 10.1. The restricted stock award vests quarterly (25%) over a one-year period.

On January 3, 2006, a restricted stock award of 30,000 shares was made to the Chief Executive Officer of Photronics, Inc. pursuant to the terms and conditions of Photronics, Inc.’s 1996 Stock Plan, as amended on March 13, 2003 (filed as Exhibit 10.13 to Photronics, Inc. Annual Report on Form 10-K for the year ended October 31, 2004); and the Form of Restricted Stock Award Agreement pursuant to the Photronics, Inc. 1996 Stock Plan, attached hereto as Exhibit 10.1. The restricted stock award vests yearly (33 1/3%) over a three-year period.

On January 5, 2006 each of the non-employee directors and the Chief Executive Officer receiving the restricted stock awards as described above filed individual Form 4’s with the SEC.

Exhibit No.
10.1	Form of Photronics, Inc. Restricted Stock Award Agreement pursuant to the Photronics, Inc. 1996 Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE January 5, 2006	BY	/s/ Edwin L. Lewis
Edwin L. Lewis
Vice President, General Counsel and Secretary

PHOTRONICS, INC.

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
EXHIBIT NO. 10.1	Form of Photronics, Inc. Restricted Stock Award Agreement pursuant to Photronics, Inc. 1996 Stock Plan.